Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 2 to Form S-1, of our report dated November 24, 2021, relating to the balance sheet of Cerberus Telecom Acquisition Corp. II as of February 10, 2021, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 4, 2021 (inception) through February 10, 2021, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 23, 2021